Investor Relations Contact:
Ted Sanders, CFO
(503) 387-3941
ir@crailar.com

CRAiLAR Technologies Inc. Announces Closing of Private Placement

Portland, Ore. (March 21, 2014) - CRAiLAR Technologies Inc. (TSXV: CL) (OTCQB: CRLRF) ("CL" or the "Company") is pleased to announce that it has now closed its previously announced non-brokered private placement pursuant to which it has issued 2,515,000 units (each a "Unit") of the Company, at a subscription price of US$1.25 per Unit, for gross proceeds to the Company of US$3,143,750 (the "Private Placement").

Each Unit is comprised of one common share (each, a "Share") and one-half of one transferable common share purchase warrant (each, a "Warrant") of the Company, and each whole Warrant will entitle the holder thereof to purchase one additional common share (each, a "Warrant Share") of the Company at an exercise price of US$1.75 per Warrant Share for a period of two years from closing.

Finders' fees of an aggregate of 176,400 Shares have now been issued to certain finders in conjunction with the closing of the Private Placement.

All securities issued pursuant to the Private Placement will be subject to a hold period expiring on July 21, 2014, in accordance with the policies of the TSX Venture Exchange and applicable securities laws. In addition, all such securities are "restricted securities", as defined under Rule 144(a)(3) of the U.S. Securities Act, and contain the appropriate restrictive legends as required under the U.S. Securities Act, National Instrument 45-102 and as required by the TSX Venture Exchange.

The net proceeds of the Private Placement will be used to fund the Company's capital program and for general corporate purposes.

The Company is also providing an update on its current Units for Debt Settlement announced on March 14, 2014. To date the Company has received commitments from creditors to convert an aggregate total of up to $1,500,000 in debt into Units identical to those being acquired under the Private Placement, subject to the approval of the TSXV.

About CRAiLAR Technologies Inc.

CRAiLAR(R) Technologies Inc. offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other bast fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is the newest natural fiber introduction to the market in decades. The Company supplies its CRAiLAR Flax fiber to IKEA, Georgia-Pacific, HanesBrands, Tuscarora Yarns, Cotswold Industries, Cone Mills, Target Corp. and Kowa Corporation for commercial use, and to Levi Strauss & Co., PVH Corp., adidas Group and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

Safe Harbor Statement

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ materially from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: completion of a definitive agreement and acquisition of the European Wet Processing facility, any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange Inc.) accepts responsibility for the adequacy or accuracy of this news release.

Media Contact:

Jay Nalbach, CMO
(503) 387-3941
pr@crailar.com

Investor Relations Contact:
Ted Sanders, CFO
(503) 387-3941
ir@crailar.com